UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2015

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State of other jurisdiction of incorporation)

333-172896

(Commission File Number)

98-087028

(IRS Employer Identification No.)

56 E. Main Street, Suite 202

Ventura, California 93001

(Address of principal executive offices) (Zip Code)

(805) 643-0385

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Copies to:

Aaron Botti, Esq.
2815 Townsgate Rd., Suite 320

Westlake Village, California 91361

Telephone No.: (805) 577-8088
Facsimile No.: (805)456-7884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2015, North American Oil & Gas Corp (the “Company”) and Beaufort Ventures PLC (“Beaufort”) mutually agreed to terminate that certain Investment Agreement dated on or about March 24, 2014 (“Investment Agreement”). The Investment Agreement was a facility that allowed Beaufort to purchase up to Five Million Dollars ($5,000,000) of the Company’s common stock. The Investment Agreement required the Company to undertake a form S-1 registration with the United States Securities and Exchange Commission. The registration process for this form S-1 began in April 2014, and, due to various factors, it remains outstanding. Due to the length of time related to the form S-1 process, the Company has decided not to continue with the registration process. As compensation for the termination of the Investment Agreement, the Company issued Beaufort 300,000 unregistered shares of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.02 is incorporated herein by this reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp. (Registrant)

Date: January 21, 2015	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer (principal executive officer)